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NATIONAL CITY CORPORATION                                                                                                EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)




                                            Nine Months Ended                            Year Ended December 31
                                         -----------------------   --------------------------------------------------------------
(Dollars in Thousands)                       2001         2000         2000         1999         1998         1997         1996
--------------------------------         -----------------------   --------------------------------------------------------------
COMPUTATION EXCLUDING PREFERRED
STOCK DIVIDENDS:

Income before income tax expense          $1,641,652   $1,504,552   $1,971,892   $2,148,613   $1,647,277   $1,640,033   $1,441,787
Interest on non-deposit interest
  bearing liabilities                        980,172    1,257,149    1,671,187    1,277,054      998,753      738,923      611,741
Portion of rental expense deemed
  representative of interest                  26,319       26,213       34,825       30,567       30,397       27,597       25,053
                                          -----------------------   --------------------------------------------------------------
Total income for computation
  excluding interest on deposits           2,648,143    2,787,914    3,677,904    3,456,234    2,676,427    2,406,553    2,078,581

Interest on deposits                       1,425,065    1,410,657    1,937,034    1,635,533    1,846,276    1,813,251    1,862,084
                                          -----------------------   --------------------------------------------------------------
Total income for computation
  including interest on deposits          $4,073,208   $4,198,571   $5,614,938   $5,091,767   $4,522,703   $4,219,804   $3,940,665
                                          =======================   ==============================================================

Fixed charges excluding interest
  on deposits                             $1,006,491   $1,283,362   $1,706,012   $1,307,621   $1,029,150   $  766,520   $  636,794
                                          =======================   ==============================================================

Fixed charges including interest
  on deposits                             $2,431,556   $2,694,019   $3,643,046   $2,943,154   $2,875,426   $2,579,771   $2,498,878
                                          =======================   ==============================================================

Ratio excluding interest on
  deposits                                     2.63x        2.17x        2.16x        2.64x        2.60x        3.14x        3.26x
Ratio including interest on
  deposits                                     1.68x        1.56x        1.54x        1.73x        1.57x        1.64x        1.58x


COMPUTATION INCLUDING PREFERRED
STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits          $2,648,143   $2,787,914   $3,677,904   $3,456,234   $2,676,427   $2,406,553   $2,078,581
                                          =======================   ==============================================================
Total income for computation
  including interest on deposits          $4,073,208   $4,198,571   $5,614,938   $5,091,767   $4,522,703   $4,219,804   $3,940,665
                                          =======================   ==============================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                         $1,006,491   $1,283,362   $1,706,012   $1,307,621   $1,029,150   $  766,520   $  636,794
Pretax preferred stock dividends               1,548        1,372        2,065        2,691        3,357         --          6,197
                                          -----------------------   --------------------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                     1,008,039    1,284,734    1,708,077    1,310,312    1,032,507      766,520      642,991

Interest on deposits                       1,425,065    1,410,657    1,937,034    1,635,533    1,846,276    1,813,251    1,862,084
                                          -----------------------   --------------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                         $2,433,104   $2,695,391   $3,645,111   $2,945,845   $2,878,783   $2,579,771   $2,505,075
                                          =======================   ==============================================================

Ratio excluding interest on
  deposits                                     2.63x        2.17x        2.15x        2.64x        2.59x        3.14x        3.23x
Ratio including interest on
  deposits                                     1.67x        1.56x        1.54x        1.73x        1.57x        1.64x        1.57x


COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                    $1,425,065   $1,410,657   $1,937,034   $1,635,533   $1,846,276   $1,813,251   $1,862,084
  Interest on non-deposit interest
    bearing liabilities                      980,172    1,257,149    1,671,187    1,277,054      998,753      738,923      611,741
                                          -----------------------   --------------------------------------------------------------
    Total interest charges                $2,405,237   $2,667,806   $3,608,221   $2,912,587   $2,845,029   $2,552,174   $2,473,825
                                          =======================   ==============================================================

Rental Expense:
  Building rental expense                 $   79,754   $   79,434   $  105,529   $   92,626   $   92,112   $   83,627   $   75,918
  Portion of rental expense deemed
    representative of interest                26,319       26,213       34,825       30,567       30,397       27,597       25,053

Preferred Stock Charge:
  Preferred stock dividends                    1,006          892        1,342        1,749        2,182         --          4,028
  Pretax preferred dividends                   1,548        1,372        2,065        2,691        3,357         --          6,197
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